Exhibit 99.1

Marta Araujo
EACO Corporation
(714) 876-2490	November 19, 2010
EACO CORPORATION REPORTS
2010 FOURTH QUARTER EARNINGS
ANAHEIM, CALIFORNIA — EACO Corporation (OTCBB:EACO) today reported the results for the fourth quarter and year ended August 31, 2010.
On March 24, 2010, EACO completed the acquisition of Bisco Industries, Inc (“Bisco”), a company under the common control of EACO’s largest shareholder. In connection with the transaction, Bisco became a wholly owned subsidiary of EACO. The transaction was accounted for as a combination of companies under common control using the historical balances of EACO and Bisco. As a result of the merger with Bisco all periods include the historical balances and activities of EACO and Bisco on a combined basis. Refer to our Quarterly Report May 31, 2010 for further information.
Net sales, net income and earnings per share were as follows for the three month period ended August 31 (numbers in thousands, except per share information):

	Three Months Ended
	August 31,
	2010	2009	Change
	(unaudited)

Net sales/revenue	$26,067	$20,708	25.8%

Net income (loss)	$297	$(2,481)	N/A

Basic and diluted earnings	$0.06	$(0.51)	N/A
(loss) per common share
There were 242 sales employees as of August 31, 2010, an increase of 5.2% from the 230 sales employees on August 31, 2009.

EACO Corporation and Subsidiaries
Condensed Consolidated and Combined Balance Sheets
(in thousands)

	August 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$1,260	$1,683
Trade accounts receivable, net	11,114	9,090
Inventory, net	10,009	10,293
Marketable securities, trading	817	2,032
Prepaid expenses and other current assets	260	437
Deferred tax asset, current	1,896	216

Total current assets	25,356	23,751

Non-current assets:
Restricted cash	866	2,411
Real estate properties held for leasing, net	10,316	10,299
Equipment and leasehold improvements, net	1,079	1,355
Deferred tax asset	2,561	4,355
Other assets, principally deferred charges, net of accumulated amortization	1,147	1,002

Total assets	$41,325	$43,173

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Trade accounts payable	$9,226	$6,752
Accrued expenses and other current liabilities	1,919	2,334
Line of credit	8,900	8,467
Liabilities of discontinued operations — short-term	147	147
Liabilities for short sale of marketable trading securities	—	1,101
Current portion of long-term debt and obligation under capital lease	300	7,559

Total current liabilities	20,492	26,360

Liabilities of discontinued operations — long-term	2,928	3,174
Deposit liability	147	107
Long-term debt	7,074	—
Obligation under capital lease	—	1,562

Total liabilities	30,641	31,203
Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock of $0.01 par value; authorized 10,000,000 shares; 36,000* shares outstanding at August 31, 2010 and 2009 (liquidation value $900)	1	1
Common stock of $0.01 par value; authorized 8,000,000 shares; 4,862,079** shares outstanding at August 31, 2010 and 2009	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	638	476
Accumulated deficit	(2,382)	(934)

Total shareholders’ equity	10,684	11,970

Total liabilities and shareholders’ equity	$41,325	$43,173

*	Reflects 1 for 25 reverse stock split effected on March 23, 2010

**	Reflects 1 for 25 reverse stock split effected on March 23, 2010 and issuance of 4,705,669 shares effective March 24, 2010 in connection with the merger with Bisco

EACO Corporation and Subsidiaries
Condensed Consolidated and Combined Statements of Operations
(In thousands, except per share information)

				Eight
				Months
	Three Months Ended		Year Ended	Ended
	August 31,		August 31	August 31,
	2010	2009	2010	2009 #
	(unaudited)

Distribution sales	$25,759	$20,412	$91,547	$54,365
Cost of goods sold	19,036	14,935	67,048	38,112

Gross margin	6,723	5,477	24,499	16,253

Rental revenue	308	316	1,086	647
Cost of rental operations	259	338	1,706	796

Gross margin (loss) from rental operations	49	(22)	(620)	(149)

Operating expenses:
Selling, general and administrative expenses	6,026	4,942	21,763	15,615
Loss on disposition of equipment	—	—	—	146

Total operating expenses	6,026	4,942	21,763	15,761

Income from operations	746	513	2,116	343

Other non-operating income (expense):
Loss on sale of trading securities	—	(2,339)	(3,481)	(6,386)
Unrealized gain (loss) on trading securities	(95)	865	1,314	4,233
Gain on extinguishment of obligation under capital lease	—	—	—	949
Interest and other income	4	—	26	8
Interest expense	(111)	(184)	(796)	(1,032)

Net income (loss) from continuing operations before income taxes	544	(1,145)	(821)	(1,885)
Provision for income taxes	228	1,317	532	741
Income (loss) from continuing operations	316	(2,462)	(1,353)	(2,626)
Discontinued operations:
Gain from discontinued operations, net of tax	—	—	—	138
Net income (loss)	316	(2,462)	(1,353)	(2,488)
Undeclared cumulative preferred stock dividend	(19)	(19)	(76)	(57)

Net income (loss) attributable to common shareholders	$297	$(2,481)	$(1,429)	$(2,545)

				Eight
				Months
	Three Months Ended		Year Ended	Ended
	August 31,		August 31	August 31,
	2010	2009	2010	2009 #
	(unaudited)

Basic net income (loss) per share:
Continuing operations	$0.06	$(0.51)	$(0.30)	$(0.54)
Discontinued operations	—	—	—	0.03
Basic net income (loss)	$0.06	$(0.51)	$(0.30)	$(0.51)

Basic weighted average common shares outstanding	4,862,079	4,862,079	4,862,079	4,862,079

Diluted income (loss) per share:
Continuing operations	$0.06	$(0.51)	$(0.30)	$(0.54)
Discontinued operations	—	—	—	0.03

Net income (loss)	$0.06	$(0.51)	$(0.30)	$(0.51)

Diluted weighted average common shares outstanding ##	4,902,079	4,862,079	4,862,079	4,862,079

#	Reflects the actual combined results of operations of EACO and Bisco for the eight month transition period ended August 31, 2009. The Company reported the decision to change its fiscal year end to August 31 in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2009 and filed its transition report on its 2009 Form 10-K for the eight month transition period ended August 31, 2009.

##	Diluted weighted average common shares outstanding include the effect of preferred shares convertible into 40,000 common shares for the three months ended August 31, 2010. Such shares are not included in prior periods as their effect would be antidilutive.